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Exhibit 32.1 - Sarbanes-Oxley - 906 Certification



Dated:   April 22, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the quarterly report (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Adolfo Henriques, the Chief Executive Officer and Daniel H. Popky, the Chief Financial Officer of Florida East Coast Industries, Inc., each certifies that, to the best of his knowledge:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of Florida East Coast Industries, Inc.




                                                     /s/ Adolfo Henriques
                                                     ---------------------------
                                                     Adolfo Henriques
                                                       Chief Executive Officer



                                                     /s/ Daniel H. Popky
                                                     ---------------------------
                                                     Daniel H. Popky
                                                       Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Florida East Coast Industries, Inc. and will be retained by Florida East Coast Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.